Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

Foresight Autonomous Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value (1)		(2)(3)	(4)	$50,000,000	0.00014760	7,380.00

Fees Previously Paid
	Total Offering Amounts					$50,000,000		$7,380.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$7,380.00

(1)	The Ordinary Shares will be represented by American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares of Foresight Autonomous Holdings Ltd., or the Registrant, which have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-217881 and 333-252207). Each ADS represents thirty (30) Ordinary Shares.

(2)	There are being registered under this registration statement such indeterminate number of ADSs as may be offered by the Registrant from time to time at indeterminate prices, which shall have an aggregate initial offering price not to exceed $50,000,000. The registrant is currently subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ADSs being registered hereunder include such indeterminate number of ADSs as may be issuable with respect to the Ordinary Shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Omitted pursuant to Rule 457(o) under the Securities Act.